Exhibit 99.1

Silexion Therapeutics Reports New Positive Preclinical Findings Demonstrating Multi-

Mechanism Immune Sensitization by SIL204 in KRAS-Driven Cancers

New preclinical data demonstrate that SIL204 treatment produced statistically significant upregulation of FAS (CD95), the immune “death receptor,” and statistically significant downregulation of HLA-G, an established immune checkpoint, in human KRAS-mutant pancreatic and non-small cell lung cancer cell lines representing three distinct KRAS mutations (G12D, G12V, and G12C)

Combined with previously reported MHC-I upregulation, findings support a coordinated immune-

sensitization signature across three key immune pathways - increased antigen presentation, restored susceptibility to immune-mediated apoptosis, and reduced immune checkpoint activity - and reinforce the scientific rationale for combining SIL204 with anti-PD-(L)1 immune checkpoint inhibitor therapies

Findings emerge as Silexion advances SIL204 into Phase 2/3 clinical evaluation, following successful initiation of the Company’s first clinical trial site at Tel Aviv Sourasky Medical Center at the end of July

2026

Grand Cayman, Cayman Islands, August 4, 2026 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced additional positive preclinical findings from its ongoing translational immuno-oncology program evaluating SIL204 in human KRAS-mutant cancer cells. The new findings further expand SIL204’s therapeutic profile by demonstrating a coordinated immune-sensitizing effect on tumor cells, reinforcing the scientific rationale for combining SIL204 with anti-PD-(L)1 checkpoint inhibitor therapies. In newly reported studies performed across three human cancer cell lines representing three different KRAS mutations, SIL204 treatment produced statistically significant increases in expression of FAS, a well-established immune “death receptor,” and statistically significant reductions in expression of HLA-G, an immune checkpoint that tumors use to evade immune surveillance. The findings, generated in human pancreatic (KRAS G12D) and non-small cell lung cancer (NSCLC; KRAS G12V and G12C) cell lines, build on the Company’s previously reported MHC-I upregulation data announced in May 2026, and further support SIL204’s potential to act as a multi-mechanism immune sensitizer in KRAS-driven tumors.

“These new findings meaningfully extend and reinforce the immuno-oncology profile of SIL204 that we first reported in May,” said Ilan Hadar, Chairman and Chief Executive Officer of Silexion Therapeutics. “In one integrated dataset, we are now seeing that SIL204 modulates three of the most important mechanisms by which KRAS-driven tumors evade the immune system - upregulating antigen presentation via MHC-I, upregulating FAS to restore sensitivity to immune-mediated cell death, and downregulating the HLA-G immune checkpoint to remove a key inhibitory signal to immune cells. SIL204 is producing this coordinated immune-sensitizing effect across multiple KRAS mutations and both of the largest KRAS-driven tumor types. We believe this profile supports the rationale for further evaluation of SIL204 in combination with anti-PD-(L)1 checkpoint inhibitor therapies, particularly in indications like pancreatic cancer where these agents have historically shown limited single-agent efficacy.”

FAS (also known as CD95) is a cell surface death receptor whose engagement by Fas ligand (FasL) - which is expressed on activated CD8+ T cells and natural killer (NK) cells - triggers programmed cell death of the target cell. Cancer cells, and KRAS-driven tumors in particular, commonly downregulate FAS to evade immune-mediated killing. Recent research published in Developmental Cell (Cell Press) has demonstrated that elimination of oncogenic KRAS in genetic mouse models of pancreatic ductal adenocarcinoma restores FAS expression and enables FasL-expressing CD8+ T cells to eradicate KRAS-driven tumors.¹ In the newly reported Silexion study, SIL204 treatment produced statistically significant, dose-dependent increases in FAS expression at 72 hours in human KRAS G12D-mutant pancreatic cancer cells (PK59; up to approximately 2-fold, P<0.0001 vs. control) and in KRAS G12V-mutant NSCLC cells (CORL23; P<0.05 vs. control).

HLA-G is a non-classical HLA class I molecule that functions as a potent immune checkpoint. When expressed on tumor cells, HLA-G binds inhibitory receptors - including ILT-2 (LILRB1), ILT-4 (LILRB2), and KIR2DL4 - on CD8+ T cells, NK cells, and myeloid immune cells, suppressing their anti-tumor activity and enabling immune escape.² HLA-G is a recognized and increasingly prominent drug target in oncology, with multiple HLA-G-directed programs currently in clinical development in advanced solid tumors. In the newly reported study, SIL204 treatment produced statistically significant, dose-dependent reductions in HLA-G expression in human KRAS G12C-mutant NSCLC cells (NCI-H358; P<0.001 at 24 hours and P<0.01 at 72 hours vs. control at the 200 nM dose), with additional reductions observed in KRAS G12D-mutant pancreatic and KRAS G12V-mutant NSCLC cells.

Taken together with the Company’s previously reported May 2026 findings demonstrating statistically significant upregulation of MHC-I (HLA-ABC) in KRAS G12R-mutant pancreatic cancer cells, these new data support a coordinated immune-sensitization signature across three key immune pathways. The immune-modulatory effects have now been observed across four distinct KRAS mutations (G12D, G12V, G12C, and G12R) in both pancreatic and non-small cell lung cancer models, reinforcing the potential applicability of SIL204’s mechanism across the largest KRAS-driven cancer patient populations.

The findings arrive at a moment when the oncology field is actively exploring combinations of KRAS-directed therapies with immune checkpoint inhibitors, with recent academic and industry work demonstrating that combining KRAS inhibition with anti-PD-1 or anti-PD-L1 agents can produce sustained tumor regression and reprogramming of the tumor microenvironment in KRAS-driven cancers.³ Pancreatic ductal adenocarcinoma and KRAS-mutant NSCLC together represent the largest KRAS-driven patient populations, with KRAS mutations present in approximately 90% of pancreatic cancers and 30–35% of lung adenocarcinomas. Immune checkpoint inhibitors have shown limited single-agent efficacy in pancreatic cancer and variable response rates in KRAS-mutant NSCLC, driving substantial scientific and commercial interest in strategies capable of converting “immunologically cold” tumor phenotypes into more immunotherapy-responsive tumors. The Company believes these findings provide additional translational support for SIL204’s ongoing Phase 2/3 clinical development.

Image Caption: SIL204 treatment upregulates FAS and downregulates HLA-G expression in human KRAS-mutant cancer cells. FAS expression at 72 hours (upper panel) in pancreatic (PK59, G12D) and NSCLC (CORL23, G12V; NCI-H358, G12C)cells treated with SIL204, the Company's clinical KRAS-targeting siRNA. HLA-G expression at 24 hours (lower left) and 72 hours (lower right) in the same cell lines. Gene expression quantified by qPCR, normalized to GAPDH and control samples using the 2^-ΔΔCt method. *P<0.05, **P<0.01, ***P<0.001, ****P<0.0001 vs. control.

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers that have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product candidate, which showed a positive trend in comparison to the control of chemotherapy alone, and is now advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), through Phase 2/3 clinical evaluation. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer. For more information, please visit: https://silexion.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding the therapeutic potential, immune-modulating activity, mechanism of action, translational significance including its potential role in modulating antigen presentation, restoring immune recognition, reducing immune checkpoint activity, enhancing responsiveness to checkpoint inhibitor therapies, and future immuno-oncology or combination applications, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, or “potential”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) the inherent uncertainties associated with preclinical research and drug development, including the risk that preclinical findings may not translate to clinical outcomes; (ii) Silexion’s ability to successfully complete additional preclinical studies and initiate and conduct clinical trials, including the Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer; (iii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iv) the impact of the regulatory environment and compliance complexities, including site-level approvals, conditions and clearances required prior to study commencement at each clinical site in Israel and Germany, and the timing and outcome of additional regulatory submissions and reviews in further EU member states, the United States, and other jurisdictions; (v) expectations regarding future partnerships or other relationships with third parties; (vi) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vii) Silexion’s ability to maintain its Nasdaq listing; and (viii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact

Silexion Therapeutics Corp

Ms. Mirit Horenshtein Hadar, CFO

mirit@silexion.com

Investor Relations Contact

Arx Investor Relations

North American Equities Desk

silexion@arxhq.com

____________________

¹ Mahadevan KK et al., Elimination of oncogenic KRAS in genetic mouse models eradicates pancreatic cancer by inducing FAS-dependent apoptosis by CD8+ T cells, Developmental Cell (2023).

² See Loustau M et al., HLA-G Neo-Expression on Tumors, Frontiers in Immunology (2020); Lin A and Yan WH, Heterogeneity of HLA-G Expression in Cancers: Facing the Challenges, Frontiers in Immunology (2018).

³ See Mahadevan KK et al., KRASG12D inhibition reprograms the microenvironment of early and advanced pancreatic cancer to promote FAS-mediated killing by CD8+ T cells, Cancer Cell (2023); Kemp SB et al., Efficacy of a Small-Molecule Inhibitor of KrasG12D in Immunocompetent Models of Pancreatic Cancer, Cancer Discovery (2023); MD Anderson Cancer Center research on combination of KRAS G12D inhibition with checkpoint inhibitors in pancreatic cancer models.